                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-4 No. 333-103959) and related Prospectus of
NDCHealth Corporation for the registration of 10 1/2% Senior Subordinated Notes
Due 2012 and to the incorporation by reference therein of our report dated July
21, 2003, with respect to the consolidated financial statements and schedule of
NDCHealth Corporation included in its Annual Report (Form 10-K/A) for the year ended May 30, 2003, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Atlanta, Georgia
August 1, 2003